Exhibit 5.2

2001 ROSS AVENUE	AUSTIN	LONDON
DALLAS, TEXAS	BEIJING	MOSCOW
75201-2980	BRUSSELS	NEW YORK
	DALLAS	PALO ALTO
TEL +1 214.953.6500	DUBAI	RIYADH
FAX +1 214.953.6503	HONG KONG	SAN FRANCISCO
BakerBotts.com	HOUSTON	WASHINGTON

February 7, 2017

Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024

Ladies and Gentlemen:

As set forth in the Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (No. 333-213477) (the “Registration Statement”) to be filed on the date hereof by Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in order to effect the registration of securities that may be offered, issued and sold by the Company and the Subsidiary Guarantors from time to time, we are passing upon certain legal matters in connection with such securities. The securities of the Subsidiary Guarantors that may be offered, issued or sold by the Subsidiary Guarantors pursuant to the Registration Statement are referred to as the “Subsidiary Guarantees.”
The securities registered or to be registered pursuant to the Amendment consist of Subsidiary Guarantees (the “Additional Guarantees”) by Bai Brands LLC, a New Jersey limited liability company, and 184 Innovations, Inc., a Delaware corporation (together, the “Additional Guarantors”), of the senior debt securities and subordinated debt securities that may be issued by the Company from time to time under the Registration Statement (the “Debt Securities” and, together with the Additional Guarantees, the “Securities”). At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.
Each series of senior Debt Securities will be issued pursuant to that certain Indenture (the “Senior Indenture”), dated as of December 15, 2009, entered into between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and each series of subordinated Debt Securities will be issued pursuant to an indenture to be entered into between the Company, as issuer, and a trustee to be named therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), as each such Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series of Debt Securities.
In our capacity as counsel to the Company and the Additional Guarantors in the connection referred to above, we have examined originals, or copies certified or otherwise identified to our satisfaction as being copies of originals, of (a) the Amended and Restated

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Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (b) the Amended and Restated By-Laws of the Company, as amended to date (the “By-Laws”), (c) the Senior Indenture, (d) the form of Subordinated Indenture, (e) the certificates of incorporation or formation, bylaws and limited liability company agreements, as applicable, of each of the Additional Guarantors and (f) corporate records of the Company and the Additional Guarantors, including minute books of the Company and the Additional Guarantors, as furnished to us by the Company and the Additional Guarantors, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions set forth below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.
On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1.When (a) any supplemental indenture to be entered into in connection with a particular series of Debt Securities has been duly authorized, executed and delivered by the Company, any Subsidiary Guarantor (including any Additional Guarantor), as applicable, and the trustee thereunder; (b) the specific terms of the Debt Securities and the issuance and sale thereof, and any Additional Guarantees, have been duly authorized by the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation and the By-Laws, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) and the board of directors (or the equivalent governing body) of each Additional Guarantor, respectively; and (c) such Debt Securities and any Additional Guarantees have been duly executed, authenticated, issued and delivered in accordance with the applicable Indenture, any supplemental indenture relating to such Debt Securities and Additional Guarantees and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Debt Securities against payment therefor, such Additional Guarantees, as applicable, will constitute legal, valid and binding obligations of each Additional Guarantor, respectively, enforceable against each Additional Guarantor in accordance with their terms, except to the extent that enforcement thereof is subject to (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

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In connection with this opinion, we have assumed that:
(a)prior to the time of the offer, sale or delivery of any Securities, the Registration Statement and any amendments thereto will have become effective under the Securities Act and such effectiveness shall not have been terminated, rescinded or suspended;

(b)prior to, at or after the time of the offer, sale or delivery of any Securities, a prospectus supplement will, in accordance with the applicable requirements of the Securities Act and the rules and regulations thereunder, have been prepared and filed with the Commission describing the Securities offered thereby;

(c)no Debt Securities or Additional Guarantees will include any provision that is unenforceable;

(d)any securities issuable upon conversion, exchange, redemption or exercise of any Securities being issued by the Company will have been duly authorized by the Company and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(e)neither the terms of the Securities to be established after the date hereof or of any agreement or instrument to be entered into or filed by the Company in connection with such Securities (including, but not limited to, any supplemental indenture relating to any series of Debt Securities or any Additional Guarantees) nor the performance by the Company or the Additional Guarantors of its or their obligations in respect of any such Securities or under any such agreement or instrument will violate any applicable law or public policy or result in a breach or violation of any provision of any agreement or instrument binding upon the Company or the Additional Guarantors or of any restriction imposed by any court or government body having jurisdiction over the Company or the Additional Guarantors;

(f)in the case of Debt Securities of any series issuable under an Indenture:

(i)if such Debt Securities are senior Debt Securities, the Senior Indenture will be in full force and effect, and if such Debt Securities are subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company and the trustee thereunder;

(ii)in accordance with the terms of the Indenture under which such Debt Securities will be issued, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities;

(iii)any Additional Guarantors that issue Additional Guarantees will have the power and authority to issue such Additional Guarantees under the Indenture;

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(iv)in accordance with the terms of the Indenture under which any Additional Guarantees will be issued, the board of directors or other authorized governing body of such Additional Guarantors will have taken all action, corporate or otherwise, to authorize the issuance of such Additional Guarantees and establish the terms thereof;

(v)the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

(vi)forms of Debt Securities and Additional Guarantees, as applicable, complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities and Additional Guarantees, as applicable, will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(g)    the Indentures and any Additional Guarantees will be governed by the laws of the State of New York;

(h)    all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in a manner consistent with the plan of distribution set forth in the Registration Statement and the applicable prospectus supplement; and

(i)    there shall not have occurred any change in law affecting the validity or enforceability of any Securities.

In rendering this opinion, we express no view as to:
(1)    the enforceability of any waiver of rights under any usury or stay law;
(2)    the validity, legally binding effect or enforceability of any provision of the Indentures or any other provision applicable to any Securities that requires or relates to adjustments to the conversion or exercise price of any Securities at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture; or
(3)    the validity, legally binding effect or enforceability of any provision that permits holders of Securities to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.
The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the DGCL and applicable federal law, and no opinion is expressed herein as to any matters governed by the law of any other jurisdiction.
We hereby consent to the filing of this opinion of counsel as Exhibit 5.2 to the Amendment to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In

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giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.

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SCHEDULE I

LIST OF SUBSIDIARY GUARANTORS

234DP Aviation, LLC
A & W Concentrate Company
Americas Beverages Management GP
AmTrans, Inc.
Bai Brands LLC
Berkeley Square US, Inc.
Beverages Delaware Inc.
DP Beverages Inc.
DPS Americas Beverages, LLC
DPS Beverages, Inc.
DPS Finance II, Inc.
DPS Holdings Inc.
Dr Pepper/Seven-Up Beverage Sales Company
Dr Pepper/Seven Up Manufacturing Company
Dr Pepper/Seven Up, Inc.
High Ridge Investments US, Inc.
International Investments Management LLC
Mott’s General Partnership
Mott’s LLP
MSSI LLC
Nantucket Allserve, Inc.
Nuthatch Trading US, Inc.
Pacific Snapple Distributors, Inc.
Royal Crown Company, Inc.
Snapple Beverage Corp.
Splash Transport, Inc.
The American Bottling Company
184 Innovations, Inc.